                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                  SDL, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                   SDL, INC.

                              80 Rose Orchard Way

                        San Jose, California 95134-1365

                   Notice of Special Meeting of Stockholders

                          To Be Held February 28, 2000

   A Special Meeting of Stockholders (the "Special Meeting") of SDL, Inc. (the "Company"), will be held at the Company's offices at 80 Rose Orchard Way, San Jose, California 95134, on Monday, February 28, 2000, at 9:00 a.m. Pacific Time, to approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock. The foregoing matter is described in more detail in the enclosed Proxy Statement, which is attached and made a part hereof.

   The Board of Directors has fixed the close of business on January 4, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any postponement or adjournment thereof.

   Whether or not you expect to attend the meeting in person, you are urged to sign, date, and return the enclosed proxy card at your earliest convenience to ensure the presence of a quorum at the Special Meeting. If you send in your proxy and then decide to attend the Special Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                          By Order of the Board of Directors,

                                          Michael L. Foster,
                                          Vice President, Finance and Chief
                                          Financial Officer and Secretary

San Jose, California
January 21, 2000

              Mailed to Stockholders on or about January 21, 2000

                                   SDL, INC.

                              80 Rose Orchard Way

                        San Jose, California 95134-1365

                               ----------------

                                PROXY STATEMENT

General Information

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SDL, Inc., a Delaware corporation (the "Company"), of proxies in the accompanying form for use in voting at a Special Meeting of Stockholders to be held on Monday, February 28, 2000, at 9:00 a.m. Pacific Time, at the Company's offices at 80 Rose Orchard Way, San Jose, California 95134, and any adjournment or postponement thereof (the "Special Meeting"). The shares represented by the proxies received, properly dated and executed, and not revoked will be voted at the Special Meeting.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

Record Date, Share Ownership and Quorum

   The close of business on January 4, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, the Company had approximately shares of Common Stock outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting of a majority, or approximately of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

   Except where the context otherwise requires or specific reference is otherwise made, all references to numbers of shares in this proxy statement do not give effect to the Company's proposed two-for-one stock split to be effected in the form of a 100% stock dividend discussed below.

Solicitation and Voting Procedures

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Special Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Special Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

   An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Special Meeting, and an employee of the transfer agent will tabulate votes cast in person at the Special Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions with respect to a matter requiring the vote of a majority of the outstanding shares of Common Stock, such as the approval of the Amendment to the Restated Certificate of Incorporation, have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and effectively count as votes against the proposal to amend the Company's Restated Certificate of Incorporation.

               APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
             CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

   Introduction

   The Company's Restated Certificate of Incorporation currently authorizes the issuance of seventy-one million (71,000,000) shares of capital stock of which seventy million (70,000,000) shares have been designated as Common Stock, with a par value of $.001 per share, and one million (1,000,000) shares have been designated Preferred Stock, with a par value of $.001 per share, of which two hundred seventy-one thousand six hundred twenty-eight (271,628) shares have been denominated as Series A Preferred Stock and three hundred thousand (300,000) shares are denominated as Series B Preferred Stock. The Board of Directors on December 15, 1999, adopted a resolution proposing that the Restated Certificate of Incorporation be amended to increase the authorized number of shares of capital stock to one hundred forty-one million (141,000,000) shares of which one hundred forty million (140,000,000) shares shall be Common Stock and one million (1,000,000) shares shall be Preferred Stock, subject to stockholder approval of the amendment.

   Proposed Stock Split. At the same time that it adopted the resolution to increase, subject to stockholder approval, the authorized capital stock, the Board of Directors declared a two-for-one stock split of the Company's Common Stock which would be effected in the form of a dividend of one additional share of Common Stock for each share of Common Stock outstanding (the "Stock Split"). Stockholders are not being asked to vote on the Stock Split, but the Stock Split will not take place unless the authorized number of shares of capital stock and Common Stock is increased as described in this proposal. Without this increase in authorized shares, the Company would not have enough authorized but unissued shares of Common Stock to double the number of its outstanding shares in connection with the Stock Split.

   Current Use of Shares. As of December   , 1999, the Company had
approximately    million shares of Common Stock outstanding and approximately million shares reserved for future issuance under the Company's employee
stock plans, of which, currently, approximately    million are covered by
outstanding options and approximately    million are available for grant or
purchase. Based upon the foregoing number of outstanding and reserved shares of
Common Stock, the Company currently has approximately    million shares
remaining available for other purposes.

   Proposed Amendment to Restated Certificate of Incorporation

   The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to the first paragraph of Article IV of the Company's Restated Certificate of Incorporation (the "Amendment"); (ii) the advisability of the Amendment; and (iii) a call for submission of the Amendment for approval by the Company's stockholders at the Special Meeting.

   The following is the text of the first paragraph of Article IV of the Restated Certificate of Incorporation of the Company, as proposed to be amended:

  "A. Classes of Stock. The total number of shares of all classes of stock that the Corporation is authorized to issue is One Hundred Forty-One Million (141,000,000) shares, consisting of One Hundred Forty Million (140,000,000) shares of Common Stock, with a par value of $.001 per share, and One Million (1,000,000) shares of Preferred Stock, with a par value of $.001 per share, of which Two Hundred Seventy-One Thousand Six Hundred Twenty-Eight (271,628) shares are denominated as Series A Preferred Stock and Three Hundred Thousand (300,000) shares are denominated as Series B Preferred Stock."

   Purpose and Effect of the Proposed Amendment

   The Board of Directors believes that it is in the Company's best interest to increase the number of shares of Common Stock that SDL is authorized to issue in order to give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. On two previous occasions since the Company's initial public offering in 1995, there have been stock dividends, functionally serving as a stock split. The first action was a three-for-two stock split in the form of a 50% stock dividend in June 1996. The second action was a two-for-one stock split in the form of a 100% stock dividend in May 1999. As noted above, the Board of Directors has approved the current Stock Split subject to the approval of the Amendment. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

   Under the Company's Restated Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current stockholders.

   Effect of the Stock Split

   No change in total stockholders' equity will result from the Stock Split. The aggregate amount of capital represented by the outstanding shares of Common Stock will be increased by $.001 for each share issued to effect the Stock Split and the Company's capital in excess of par value account will be reduced by the same amount. After the Stock Split, purchases and sales of Common Stock by an individual stockholder may be subject to higher brokerage charges and applicable stock transfer taxes than on a pre-split transaction of equivalent market value, due to the greater number of shares of Common Stock involved after the Stock Split. In addition, the Company will incur certain expenses in connection with the Stock Split, such as the cost of preparing and delivering to stockholders new certificates representing additional shares.

   In accordance with the terms of the Company's stock option and employee stock purchase plans, appropriate adjustments will be made upon the effectiveness of the Stock Split to the number of shares reserved for issuance under such plans and the exercise prices and number of shares covered by outstanding options.

   The Company has been advised that, based on current tax law, the Stock Split should not result in any gain or loss for Federal income tax purpose. The tax basis of every share held before the Stock Split will be allocated between the two shares held as a result of the distribution, and the holding period of the new shares will include the holding period of the shares with respect to which they were issued. The laws of jurisdictions other than the United States may impose income taxes on the issuance of the additional shares and stockholders subject to such laws are urged to consult their tax advisers.

   As noted above, the Stock Split is contingent on stockholder approval of the Amendment, but stockholders are not being asked to vote on the Stock Split.

   Vote Necessary to Approve the Amendment

   The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

   Recommendation of the Board

   The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of capital stock from Seventy-One Million (71,000,000) shares to One Hundred Forty-One Million (141,000,000). Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Amendment.

   It is important that the proxies be returned promptly and that your shares be represented.

   Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

                                          By Order of the Board of Directors

                                          Michael L. Foster,
                                          Vice President, Finance and Chief
                                          Financial Officer and Secretary

January 21, 2000
San Jose, California

--------------------------------------------------------------------------------



                                   SDL, INC.                     PROXY
                              80 ROSE ORCHARD WAY
                              SAN JOSE, CA 95134

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR A SPECIAL MEETING ON FEBRUARY 28, 2000.

    Donald R. Scifres and Michael L. Foster, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at a Special Meeting of Stockholders of SDL, Inc. (the "Company"), to be held on Monday, February 28, 2000, and any adjournment or postponement thereof.

    Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

               (Continued and to be signed on the reverse side)




--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *

-------------------------------------------------------------------------------

                                                              Please mark
                                                              your vote
                                                              as indicated [x]


Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR proposal 1.

           The Board of Directors recommends a vote FOR proposal 1.

1. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock.

              FOR [_]         AGAINST [_]             ABSTAIN [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT [_]


Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature___________________________________________________________

Date________________________________________________________________

Signature___________________________________________________________

Date________________________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                REPLY ENVELOPE.
--------------------------------------------------------------------------------
                           * FOLD AND DETACH HERE *